Exhibit 10.25

FIRST MIDWEST BANCORP, INC.
CONFIDENTIALITY AND RESTRICTIVE COVENANTS AGREEMENT

This Confidentiality and Restrictive Covenants Agreement (this “Agreement”) is made by and among First Midwest Bancorp, Inc. (“FMBI), and its subsidiary First Midwest Bank (the “Bank”), and each of their successors and assigns (collectively, “Employer”), and the undersigned employee (“Employee”).

WHEREAS, Employee understands and acknowledges that the Employer has a legitimate business interest in protecting the Employer’s property, confidential information, customer and employee relationships and other protectable interests.

WHEREAS, Employee understands and acknowledges that in the course of performing services for the Employer, Employee has had and will continue to have access to and use confidential information, and has provided and will continue to provide services to customers, of Employer.

WHEREAS, Employee desires to be eligible to receive cash bonuses or other incentive compensation from Employer and to receive such bonuses or other incentive compensation in future years (any such compensation, “Bonus Compensation”), pursuant to the terms and conditions governing such compensation.

WHEREAS, Employee also desires to be eligible to receive equity-based awards under the First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan (“Incentive Plan”), as may from time to time be awarded in the future (any such awards, “Equity Awards”), pursuant to the terms and conditions of the Incentive Plan, and/or any successor plans.

WHEREAS, eligibility to receive Bonus Compensation and/or Equity Awards, and the vesting and payment thereof, are in consideration of and are conditioned upon, among other things, Employee’s agreement to provide to Employer the protective covenants set forth herein and Employee’s compliance therewith.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee agrees as follows:

1.                                      NON-USE OF EMPLOYER’S PROPERTY

All notes, reports, plans, published memoranda or other documents (in tangible or electronic form) created, developed, generated or acquired by Employee, or to which Employee otherwise has access to, during the course of employment with the Employer, concerning or related to the Employer’s business, whether containing or relating to Confidential Information (as defined below) or not, and all tangible personal property of the Employer entrusted to Employee or in Employee’s direct or indirect possession or control, are solely the property of the Employer, and will be promptly delivered to the Employer and not thereafter used by Employee upon termination of Employee’s employment for any reason or no reason.

2.                                      NON-DISCLOSURE OF EMPLOYER’S CONFIDENTIAL INFORMATION

2.1                               Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean any and all trade secrets and other confidential, proprietary and/or non-public information of the Employer, whether in tangible or electronic form, that Employee creates, develops, generates or acquires, or to which Employee otherwise has access to, during the course of employment with the Employer and that the Employer designates or treats as confidential through its policies, practices or procedures.  Confidential Information shall include, but is not limited to, financial information and data; business and marketing plans, practices and strategies; proprietary computer programs and other methods of operation, techniques, systems and processes; intellectual property and other research and development; statistical data and analyses; information concerning the Employer’s planned or pending investment products, acquisitions or divestitures; personnel information, including the identity of officers and employees of the Employer, their responsibilities, competence, abilities and compensation; financial, accounting and similar records of the Employer and/or any fund or account managed by the Employer; current and prospective customer lists and information on customers and prospective customers and their officers and other employees; customer financial statements, investment objectives, the nature of their investment portfolios and contractual agreements with the Employer, and other personal customer information; and other information received by the Employer from third parties in confidence or pursuant to a duty of confidentiality.  Notwithstanding the foregoing, Confidential Information shall not include information which is in or hereafter enters the public domain through no fault of Employee and without breach of any duty of confidentiality; information known to Employee prior to first receipt of or access to such information in the course of employment; or information rightfully received by Employee outside the scope of employment from a third party who does not owe the Employer a duty of confidentiality with respect to such information.

2.2                               Disclosure or Use.  Employee acknowledges and understands that the Employer has spent extensive time, effort and resources developing Confidential Information and that, solely as a result of his or her employment with the Employer, Employee has had and will continue to have access to such Confidential Information.  Employee further acknowledges and understands that the Employer has taken reasonable measures to protect and maintain the secrecy of its Confidential Information.  Accordingly, during the term of the Employee’s employment and thereafter, Employee agrees not to use or disclose any Confidential Information except in furtherance of the Employee’s duties for the Employer in the ordinary course of business and to otherwise comply with all policies of the Employer relating to the use and disclosure of Confidential Information.  Upon termination of employment with the Employer for any reason or no reason, Employee shall not, directly or indirectly, disclose, publish, communicate or use on his or her behalf or another’s behalf, any Confidential Information.

3.                                      NON-INTERFERENCE WITH EMPLOYER’S CUSTOMERS

Employee acknowledges and understands that the Employer has spent extensive time, effort and resources developing and maintaining personal contacts and relationships with customers and that, solely as a result of his or her employment with the Employer, Employee has had and will continue to have direct contact and dealings with, management or supervisory responsibility for, or access to Confidential Information about, such customers.  Therefore, during the period of Employee’s employment with the Employer and thereafter, without interruption, for the period ending twelve (12) months after the last day of Employee’s employment with the Employer, Employee agrees not to, directly or indirectly, for his or her own account or as an agent, officer, director, owner, partner or consultant of any corporation, firm, partnership, joint venture, syndicate, sole proprietorship or other entity, solicit, call upon, contact, contract with, sell to or perform services for, or attempt to solicit, call upon, contact, contract with, sell to or perform services for, any customers of the Employer for the purpose of providing to such customer services or products of any kind that are offered or provided by the Employer, or to assist any person, business or entity to do so.  For purposes of this provision, the term “customer” means any business, entity or person which is or was a customer of the Employer at any time during the period of Employee’s employment with the Employer and with respect to which the Employee had contact or supervisory responsibility in course of conducting business for the Employer or about whom Employee had access to and used Confidential Information, other than any customer which has ceased to do business with the Employer at least six (6) months prior to the last day of Employee’s employment without any inducement, encouragement or involvement of the Employee.

4.                                      NON-SOLICITATION AND NO-HIRE OF EMPLOYER’S EMPLOYEES

Employee acknowledges and understands that the Employer has spent extensive time, effort and resources training and maintaining a stable workforce and that, solely as a result of his or her employment with the Employer, Employee has had and will continue to have direct contact and dealings with employees of the Employer.  Therefore, during the period of Employee’s employment with the Employer and thereafter, without interruption, for the period ending twelve (12) months after the last day of Employee’s employment with the Employer, Employee agrees not to, directly or indirectly, for his or her own account or as an agent, officer, director, owner, partner, or consultant of any corporation, form, partnership, joint venture, syndicate, sole proprietorship or other entity: (i) solicit, induce, recruit or encourage, or attempt to solicit, induce, recruit or encourage, any employee of the Employer to leave the employ of the Employer, or to assist any other person, business or entity to do so; or (ii) hire or attempt to hire any employee of the Employer, or assist any other person, business or entity to do so.  For purposes of this provision, the term “employee” means any person who is or was an employee of the Employer during the period of the Employee’s employment with the Employer and with respect to which the Employee had contact or supervisory responsibility in course of conducting business for the Employer or about whom Employee had access to and used Confidential Information related to their performance or advancement potential, other than a former employee who has not been employed by the Employer for a period of at least six (6) months prior to the last day of Employee’s employment without any inducement, encouragement or involvement of the Employee.

5.                                      NON-DISPARAGEMENT OF EMPLOYER

Employee acknowledges and understands that the Employer’s good name and its goodwill are extremely valuable and the result of the expenditure of substantial time, effort and resources by the Employer.  Therefore, during the period of Employee’s employment with the Employer and thereafter, without interruption, for the period ending twelve (12) months after the last day of Employee’s employment with the Employer, Employee agrees not to make, or cause to be made, any statement or disclosure that disparages the Employer, or any director, officer or employee of the Employer, or assist any other person, business or entity to do so.

6.                                      GENERAL PROVISIONS

6.1                               No Inducements Other Than Employment.  In agreeing to the protective covenants set forth herein and compliance therewith, Employee does not rely on any inducements, promises or representations of the Employer, or its officers or directors, other than the terms and conditions specifically set forth in this Agreement.

6.2                               Employment Still At-Will; No Guarantee.  Employee acknowledges that he or she is an “at-will” employee of the Employer and nothing set forth herein gives or shall be deemed to give Employee any right to remain in the employ of the Employer.  Employee also acknowledges that, while he or she is eligible to earn compensation, and to receive Equity Awards or Bonus Compensation, the payment of such compensation and/or granting of any such Equity Awards and Bonus Compensation, as the case may be, is subject to the terms and conditions of such Bonus Compensation and/or the Incentive Plan and Equity Awards, and that nothing set forth herein shall be deemed to guarantee to Employee that any specific amount of compensation, Equity Awards or Bonus Compensation will be earned by or made to Employee.

6.3                               Employee Has Read And Understands.  Employee acknowledges that the statements herein are true and correct and that he or she has read and understands all of the terms of this Agreement.

6.4                               Restrictions Reasonable.  Employee acknowledges and agrees that the restrictions set forth in Sections 1 through 5 of this Agreement are reasonable and necessary for the protection of the Employer’s legitimate business interests, and do not impose any undue economic hardship on Employee or otherwise preclude Employee from gainful employment.

6.5                               Equitable Relief.  Employee acknowledges that the Employer will suffer irreparable harm if he or she breaches or threatens to breach this Agreement and that, in the event of his or her actual or threatened breach of this Agreement, the Employer will have no adequate remedy at law.  Accordingly, Employee agrees that, in addition to any other remedies at law or in equity available to the Employer for Employee’s breach or threatened breach of this Agreement, the Employer is entitled to specific performance or injunctive relief against Employee to prevent any such actual or threatened breach without the necessity of posting a bond or other security.

6.6                               Period Of Restriction Extended.  In the event of a breach by Employee of any covenant in Section 3, 4 or 5 of this Agreement, the period of restriction set forth in such provision shall be extended by the period of such breach (up to a maximum of twelve (12) additional months).  In addition, in the event of a breach of any of the covenants in Sections 1 through 5 of this Agreement, Employee shall lose all rights under any unvested or unexercised awards under the Incentive Plan.

6.7                               Prevailing Party Attorney’s Fees.  Employee agrees that, if he or she breaches or threatens to breach any of the covenants in Sections 1 through 5 of this Agreement and the Employer initiates any legal action against Employee to enforce such covenants and/or to secure damages as a result of any breach of such covenants, the prevailing party shall be entitled to payment and reimbursement from the other for their reasonable attorney’s fees and litigation costs incurred in connection with that action.

6.8                               Applicable Law, Venue and Jurisdiction.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois without giving effect to the conflict of law principles thereof.  The exclusive venue for any litigation between Employee and the Employer for any dispute arising out of or relating to this Agreement shall be the state court located in Cook County, Illinois, or the federal district court located in Chicago, Illinois, and Employee hereby irrevocably consents to any such court’s exercise of personal jurisdiction over him or her for such purpose.

6.9                               Waiver Of Jury.  THE EMPLOYEE AND THE EMPLOYER IRREVOCABLY WAIVE THEIR RIGHTS TO A JURY TRIAL.

6.10                        Waiver and Modification.  Except as provided below in Section 6.13 and 6.14, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the parties hereto and, in the case of the Employer, such waiver, modification or discharge has been authorized or approved by the Board of Directors or an authorized officer of Employer.  Any waiver of any breach of any kind or character whatsoever shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement.

6.11                        Headings.  The headings used in this Agreement are for convenience only and are not part of its operative language.  They shall not be used to affect the construction of any provisions hereof.

6.12                        Severability.  The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties hereto as though the void, voidable or unenforceable provision were not a part hereof.

6.13                        “Blue Pencil Provision.”  In the event that any provision, or part thereof, shall be declared by a court to exceed the maximum time period or scope that the court deems to be enforceable, then the parties hereto expressly authorize the court to modify such provision, or part thereof, so that it may be enforced to the fullest extent permitted by law.

6.14                        Other Agreements.  This Agreement is in addition to and supplements any other written agreements between the parties that contain restrictive covenant obligations.

6.15                        Survival and Binding Effect.  The restrictions set forth in Sections 1 through 5 of this Agreement shall survive the termination of this Agreement and the termination of

Employee’s employment with the Employer for any reason or no reason.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly entered into this Agreement as of the later of the date executed by the Employer and by Employee below.

FIRST MIDWEST BANCORP, INC.	EMPLOYEE
FIRST MIDWEST BANK

By:
Employee Name

Its:

Date: December 14, 2012
Address

Date: December 14, 2012